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          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE
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                        DEVELOPMENT AND LICENSE AGREEMENT

            This License Agreement ("Agreement") dated as of November 19, 2001 (the "Effective Date") is entered into by and between Senesco Technologies, Inc., a Delaware corporation with principal offices at 303 George Street, Suite 420, New Brunswick, NJ 08901 ("STI") and Harris Moran Seed Company, a California corporation with principal offices at 555 Codoni Avenue, Modesto, CA 95357 ("HMS").

                                    RECITALS

            WHEREAS, STI owns and controls technology, know-how and United States and foreign patent applications concerning methods for controlling plant senescence involving altering the expression of plant genes and their cognate expressed proteins that are induced during or coincident with the onset of senescence;

            WHEREAS, HMS is in the business of breeding innovative vegetable varieties and distributing vegetable seeds worldwide;

            WHEREAS, STI desires to grant rights under the STI Patents and provide access to STI Confidential Information to HMS to enable STI and HMS to develop and commercialize Licensed Products in the Field with STI Technology; and

            WHEREAS, HMS desires to have access to STI Confidential Information and to acquire rights under the STI Patents to manufacture, develop, use, sell, offer to sell and import Licensed Products in the Field;

            NOW THEREFORE, in consideration of the premises and the faithful performance of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.    DEFINITIONS

      As used in this Agreement, the following defined terms shall have the respective meanings set forth below:

1.1   "Field" means the plant species and types as set forth in Appendix A.

1.2 "Licensed Product" means any product developed pursuant to this Agreement within the Licensed Field, including the particular plant species and types listed in Appendix A.

1.3 "STI Patents" means (i) all pending (as of the Effective Date of this Agreement) U.S. and foreign patent applications owned or controlled by STI or its Affiliates pertaining to controlling senescence, including original applications, provisionals, divisions, continuations, continuations in part, extensions, PCT applications, renewals, reissues, or reexamination applications or supplemental prosecution certificates, including, but not limited to, all applications listed in Appendix B; (ii) all U.S. and foreign patents that have issued or will issue from any application identified in Section (i) of this paragraph; and (iii) all U.S. and foreign applications that claim priority in any way from any application or patent identified in subparagraphs (i) or (ii) of this paragraph.

1.4 "HMS Patents" means (i) all pending (as of the Effective Date of this Agreement) U.S. and foreign patent applications owned or controlled by HMS or its Affiliates pertaining to plant germ plasm, including original applications, provisionals, divisions, continuations, continuations in part, extensions, PCT applications, renewals, reissues, or reexamination applications or supplemental prosecution certificates, including, but not limited to, all applications listed in Appendix C; (ii) all U.S. and foreign patents that have issued or will issue from any application identified in Section (i) of this paragraph; and (iii) all U.S. and foreign applications that claim priority in any way from any application or patent identified in subparagraphs (i) or (ii) of this paragraph.

1.5 "Confidential Information" means any information received by either party (STI or HMS) from the other, including all business, technical and other information, whether disclosed in writing, orally or in any other form, tangible or intangible, including but not limited to: information concerning inventions (including patent applications and related documents), discoveries, techniques, processes, designs, specifications, algorithms, data, finances and plans, customer lists, business plans, contracts, marketing plans, production plans, distribution plans, system implementations plans, business concepts, supplier information, business procedures, business operations; all know-how and trade secrets; and all other unpublished copyrightable material. Confidential Information does not include information which:

      (i) is known to the receiving party prior to the time of disclosure by the disclosing party, as evidenced by contemporaneous dated written records,

      (ii) is received by STI or HMS (as applicable) from independent sources having the right to such information without an obligation of confidence or non-disclosure, and without the information having been solicited or obtained by any use of the Confidential Information;

      (iii) the disclosing party gives written consent for disclosure to a third party; or

      (iv) is subsequently and independently developed by the receiving party without use of the Confidential Information and by persons who have not had access to the Confidential Information.

1.6 "STI Technology" means the STI Patents, STI Confidential information, and all STI know-how, materials, information and methods (whether developed by STI or acquired from a third party), including, but not limited to methods for controlling plant senescence involving altering the expression of plant genes and their cognate expressed proteins that are induced during or coincident with the onset of senescence.

1.7 "HMS Technology" means the HMS Patents, HMS Confidential Information, and all HMS know-how (whether developed by HMS or acquired from a third party), including but not limited to the proprietary breeding technology relating to lettuce and melon varieties, protected as defined under the appropriate provisions of the Plant Variety Protection Act.

1.8 "STI Development" means any improvement or development, whether or not patentable or protectable as a trade secret, relating to or deriving from the STI Technology, made by STI and/or HMS, pursuant to and during the term of this Agreement, including all patents and patent applications to be filed relating to any such improvements or developments.

1.9 "Affiliate" means any entity which controls, is controlled by, or is under common control with another entity. An entity is deemed to be in control of another entity (controlled entity) if such company directly or indirectly owns more than 50% in nominal value of the issued equity share capital of such other company, or more than 50% of the shares entitled to vote upon the election of:

      (i)   the directors;

      (ii)  persons   performing   functions  similar  to  those   performed  by
            directors; or

      (iii) persons otherwise having the right to elect or appoint (a) directors having the majority vote of the Board of Directors, or (b) other persons having the majority vote of the highest and most authoritative directive body of such other company.

1.10 "Distributor" means a [**] or [**] that will market, distribute and sell Licensed Products in the Field.

1.11 "Timeline" means the product development timetable for STI and HMS development of technology relating to Licensed Products in the Field, as set forth in Appendix D.

1.12 "Net Sales" means the total consideration in any form, received by the Distributor, in connection with the sale or other disposition of Licensed Products by Distributor to a third party, [**].

1.13 "Minimum Royalties" means the annual royalty payment due from the Distributor in any year in which actual royalties, calculated pursuant to Paragraph 7.2, does not meet a minimum, as specified in Appendix E.

1.14 "Third Party" means all persons and entities other than STI and HMS, and their respective Affiliates.

2.    LICENSE GRANT

2.1 STI hereby grants HMS and its Affiliates an exclusive worldwide license in the Field under the STI Technology and the STI Developments to develop, make, have made, use, sell, offer to sell, and import Licensed Products. [**]

2.2 STI grants HMS full freedom to operate under the STI Technology and the STI Developments to practice the rights granted in Paragraph 2.1.

3.    TERM

      This Agreement is effective as of the Effective Date, and shall continue indefinitely unless earlier terminated pursuant to Article 13, below. Royalty and development/ benchmark payment obligations under Article 7 and 8 for sales of Licensed Products for each country, shall continue in effect until the expiration of the last to expire patent among the STI Patents, a claim of which covers a Licensed Product or the method of making or method of using said Licensed Product, unless sooner terminated as provided herein. As used in this Agreement, the "expiration" of a patent in a country includes (i) expiration of the patent's statutory term; (ii) irrevocable lapse for failure to pay maintenance fees or the like, (iii) final revocation of the applicable claims by a national patent office and the exhaustion or expiration of all appeals of such revocation, and (iv) final adjudication by a court of competent jurisdiction that the applicable claims of the patent are invalid or unenforceable and the exhaustion or expiration of all appeals from said adjudication.

4.    PRODUCT DEVELOPMENT

4.1 STI agrees to carry out its development obligations in each of the Phases as set forth in the Timeline attached hereto as Appendix D.

4.2 HMS agrees to carry out its development obligations in each of the Phases as set forth in the Timeline attached hereto as Appendix D.

4.3 STI agrees during the term of this agreement to provide HMS access to the STI Technology, pursuant to the terms set forth herein. STI shall promptly apprise HMS of new advances or developments in the STI Technology.

4.4 STI shall provide technical support to HMS, as necessary to enable HMS to meet its development obligations as set forth in the Timeline attached hereto as Appendix D. STI technical support shall be provided [**], travel expenses for any HMS or STI technical personnel and any disbursements necessary for such technical support shall be paid by HMS, [**].

4.5 Pursuant to the provisions herein, STI and HMS each agree to promptly provide to each other all relevant Confidential Information, technical data, and know how relevant to development of Licensed Products in the Field.

4.6 STI and HMS agree that they will [**] developed as a result of the application of STI Technology and STI Developments. STI agrees to provide all Confidential Information known to STI relating to STI technology as may be required [**].

4.7 HMS shall be responsible and STI shall fully cooperate with HMS to obtain any required de-regulation, approval or other state, federal, national or international legal and/or regulatory approval prior to marketing Licensed Products.

5.    PATENTS, PATENT APPLICATIONS AND PATENT ENFORCEMENT

5.1 HMS acknowledges that all the STI Technology is and shall remain the property of STI, and except as provided herein, all right, title and interest in the STI Technology is and shall remain with STI.

5.2 STI acknowledges that all the HMS Technology is and shall remain the property of HMS, and except as provided herein, all right, title and interest in the HMS Technology is and shall remain with HMS.

5.3 HMS and STI agree that all STI Developments are and shall remain the property of STI, and except as provided herein, all right, title and interest in the STI Developments is and shall remain with STI. HMS assigns all patentable inventions relating to any STI Development to STI and agrees to execute all documents, provide all materials and information, and do all acts, at STI's sole expense, necessary to perfect and maintain STI's rights to all patentable STI Developments.

5.4 STI shall retain the sole right to prosecute and maintain any and all patents and patent applications relating to STI Technology and STI Developments in its sole and absolute discretion.

5.5 HMS shall retain the sole right to obtain protection under the Plant Variety Protection Act and to prosecute and maintain any patents or patent applications related to HMS Technology in its sole and absolute discretion.

5.6   Rights to enforce the STI Patents shall be as follows:

      (i) Except as set forth herein, STI shall have sole and absolute discretion over whether to bring any claims for patent infringement under the STI Patents and have complete control of any suits, claims or counterclaims it asserts. If STI brings any such claim for patent infringement and HMS is not a party to the suit, STI shall retain [**]% of any monies received (after deducting legal costs), including all damage awards and settlement payments, and shall pay the remaining [**]% to HMS.

      (ii) HMS shall have no right to enforce the STI Patents licensed hereunder against any Third Party, except as set forth herein. In the event STI, in a reasonable time, but promptly after notice of infringement, declines to enforce the STI Patents in the Field, HMS may enforce the STI Patents in the Field against a Third Party, subject to STI's approval, such approval not to be unreasonably withheld. In such event, STI agrees, upon the request of HMS, to join as a party in such suit or claim, and HMS shall have complete control of any suits, claims or counterclaims it asserts, and HMS shall retain [**]% of any monies received, including all damage awards and settlement payments, and shall pay STI any royalties which would have been due on the damage award. In the event STI is required to join such suit as a necessary or indispensable party, STI shall have a right to retain counsel of its choosing and HMS shall bear all reasonable legal costs associated with STI's involvement in said suit.

      (iii) If STI and HMS desire jointly to assert the STI Patents in the Field and to assert claims or counterclaims, STI shall have complete control of any suits, claims or counterclaims asserted. Each party agrees to bear its own legal costs. Any monies received, including all damage awards and settlement payments shall be shared between HMS and STI in a fashion to be negotiated at the time of such suit, claim or counterclaim.

6.    DISTRIBUTOR

6.1 [**] agree that, [**], as set forth in the [**], either [**] and [**] under the terms set forth herein, or [**]

6.2 If [**], is identified, [**] in accordance with the terms set forth herein [**]

7.    BENCHMARK PAYMENTS TO STI

7.1   HMS shall make the following payments to STI:

      (i)   $125,000 in  U.S. dollars to  STI upon  execution of this Agreement;
            and

      (ii) $[**] in U.S. dollars to STI upon HMS and STI entering into an agreement [**].

7.2 After HMS and STI enter into an agreement [**], such Distributor shall make the following payments to STI at the conclusion of the Phases as set forth in the Timeline attached as Appendix D

      (i) $[**] in U.S. dollars at the end of Phase I (and not later than [**] after the execution of this Agreement, unless extended by mutual written agreement of the parties);

      (ii) $[**] in U.S. dollars at the end of Phase II (and not later than [**] after completion of Phase I, unless extended by mutual written agreement of the parties);

      (iii) $[**] in U.S. dollars at the end of Phase III (and not later than [**] after completion of Phase II, unless extended by mutual written agreement of the parties); and

      (iv) $[**] in U.S. dollars at the end of Phase IV (and not later than [**] after completion of Phase III, unless extended by mutual written agreement of the parties)

      (v) These payments in 7.2(i)-(iv) may be reduced or increased by mutual agreement of the parties.

7.3 In the event that STI and HMS enter into an agreement with a [**] which provides for development payments beyond those specified in Paragraphs 7.1 and 7.2, those payments will be [**] between STI and HMS.

7.4 The Distributor shall have the right [**] the Benchmark payments made by it as set for in Paragraphs 7.1 and 7.2 [**] as set forth in Section 8, [**] to be as follows:

      (i)   The [**] shall be [**] the total Benchmark payments made; and

      (ii) The [**] will be applied annually, and that annual amount will be limited so as it shall [**] for that year and shall [**] the Minimum Royalty amount due for that year.

8.    [**]

8.1 Upon commercialization of any Licensed Products within the Field, the [**] shall make [**] payments to STI and HMS, to be [**] between STI and HMS.

8.2 [**] shall be calculated as [**] percent of Net Sales. The Distributor must make annual payments of the greater of actual annual [**], as set forth in the attached Appendix E.

8.3   [**] shall be paid quarterly, [**] days after the close of the quarter.

8.4   [**] shall be accompanied by a [**].

8.5 STI shall have a right to conduct an annual audit of the Distributor's books and records upon thirty (30) days' notice. The Distributor shall provide reasonable access to its relevant business records for purposes of such audit.

8.6 In the event that the Distributor is required to [**] to any [**] for [**], Distributor [**]

9.    NO COMPETE

      Other than products under development prior to the effective date of this Agreement, Distributor agrees not to make, sell, offer for sale, license, or import any product which competes with a commercial Licensed Product in the Field of this Agreement.

10.   ASSIGNMENT

10.1 All rights granted under this Agreement are personal to HMS. Except as provided in Paragraph 10.2, HMS may not assign this Agreement or its rights or obligations hereunder.

10.2 HMS may assign this Agreement to any successor by merger, consolidation, or sale of substantially all of its lettuce and/or melon business to which this Agreement relates without the consent of STI.

10.3 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns.

11.   CONFIDENTIALITY

11.1 HMS and STI each agree that it will respect the other's Confidential Information. Such Confidential Information shall not be disclosed by the receiving party to any third person or entity or to the public except as provided herein.

11.2 HMS and STI shall designate their Confidential Information, when disclosed in writing, by stating that such information is confidential. When disclosed orally or visually, the disclosing party shall use its best efforts to orally state that such information is considered confidential at the time of the disclosure, and shall use its best efforts to reduce to writing a notice regarding said confidentiality within thirty (30) days of such disclosure.

11.3 HMS and STI each agree to treat and hold as confidential and not disclose to or provide access to any third person or entity or to the public all Confidential Information received pursuant to this Agreement and will cause its respective agents, representatives, Affiliates and employees to do likewise.

11.4 HMS and STI shall use the other's Confidential Information only for the uses as agreed upon in this Agreement and only in connection with the development of Licensed Products in the Field, the development of processes for the production of such Licensed Products; and any other purpose incidental or convenient to the foregoing or mutually agreeable to the parties.

11.5 HMS or STI, as the case may be, may disclose Confidential Information received, to the extent it is required to do so pursuant to a final court order; provided, however, that the receiving party (i) promptly notifies the disclosing party upon its receipt of any pleading, discovery request, interrogatory, motion or other paper that requests or demands disclosure of the Confidential Information, (ii) opposes any request for disclosure, and that failing, seeks to have access and use limited by a protective order, and (iii) provides the disclosing party a reasonable opportunity to contest and assist in opposing any requirement of disclosure, to seek judicial protection against the disclosure and to have such disclosure as is required made under a protective secrecy order.

11.6 HMS and STI each agree that, at any time upon the request of the disclosing party, the receiving party will return or destroy any materials containing Confidential Information (and destroy its notes and copies related thereto). If destroyed, the receiving party shall provide the disclosing party with written certification of destruction of the materials containing said Confidential Information, said certification to be signed by an officer of the receiving party.

11.7 HMS and STI each agree that only those of its employees who need to know the Confidential Information will have access to same, and then only to the extent necessary to carry out their respective tasks. Each employee to which Confidential Information will be disclosed in which the employee agrees to be bound to the terms of the Confidentiality provisions of this Agreement in accordance with this Section 11 as if he or she were a party hereto. HMS and STI each agree to be responsible for any use by its respective employees of the Confidential Information of the disclosing party.

11.8 In the event HMS or STI wishes to use a Third Party contractor or consultant and disclose to that contractor or consultant the other party's Confidential Information, the receiving party shall, prior to disclosure,
      (i) secure written permission from the disclosing party (which shall not be unreasonably withheld) and (ii) secure from the Third Party a signed undertaking in which the Third Party agrees to be bound to the terms of the Confidentiality provisions of this Agreement in accordance with this
      Section 11 as if he or she were a party hereto.

11.9 HMS and STI each acknowledge that the other's Confidential Information is of a unique character, contains trade secrets and has other substantial proprietary value such that, if the receiving party does not uphold its obligations, the disclosing party will be irreparably harmed. The parties therefore agree that the disclosing party shall have the right to have the courts specifically enforce this Paragraph and seek injunctive relief to prevent unauthorized disclosure of the disclosing party's Confidential Information.

11.10 STI and HMS each agree not to disclose the terms of this Agreement other than as required by law to any regulatory or judicial body, or as necessary to potential investors or financiers (provided such potential investors or financiers are subject to confidentiality undertakings) without the express prior written consent of the other party, which consent shall not be unreasonably withheld. The parties, however, shall be permitted to prepare press releases disclosing the existence of the Agreement in accordance with the provisions of Paragraph 11.11.

11.11 Prior to issuing any reports, statements, press releases or other disclosures to third parties regarding this Agreement or the transactions contemplated herein, STI and HMS shall exchange copies of such documents and shall consult with each other regarding their content. Except as otherwise required by law, neither STI nor HMS shall issue any such disclosure without the prior approval of the other.

12.   REPRESENTATIONS AND WARRANTIES

12.1 STI represents to the best of its knowledge that it is legally entitled to disclose the STI Confidential Information disclosed by it, and that to the best of its knowledge the disclosure of the STI Confidential Information under this Agreement does in no event violate any right of any Third Party. No other warranties concerning the STI Confidential Information are made, whether express or implied, and STI expressly disclaims all other warranties concerning, including without limitation, merchantability, fitness for a particular purpose, and non-infringement.

12.2 HMS represents to the best of its knowledge that it is legally entitled to disclose the HMS Confidential Information disclosed by it, and that to the best of its knowledge the disclosure of the HMS Confidential Information under this Agreement does in no event violate any right of any Third Party. No other warranties concerning the HMS Confidential Information are made, whether express or implied, and HMS expressly disclaims all other warranties concerning, including without limitation, merchantability, fitness for a particular purpose, and non-infringement.

12.3 STI warrants, to the best of its knowledge, that it has no knowledge of any third party intellectual property which is infringed by the practice or use of the STI Technology or STI Developments. STI shall promptly apprise HMS of any existing or potential third party intellectual property which may be infringed by the practice of use by HMS of STI Technology or STI Developments.

12.4 During the term of this agreement, STI shall be solely responsible to defend, indemnify and hold Distributor harmless from and against any and all demands, claims, causes of action or damages arising out of, resulting from or related to third party claims that the practice or use of the STI Technology or STI Developments infringes such third party's patent rights.

13.   DEFAULT AND TERMINATION

13.1  HMS may terminate  this Agreement at any time,  without cause,  upon sixty
      (60) days' notice.

13.2 STI may terminate this Agreement upon thirty (30) days notice for the following:

      (i) if HMS fails to materially fulfill or perform any one or more of its duties, obligations, or responsibilities pursuant to this Agreement and does not cure said failure within [**] after receiving notice from STI of said failure;

      (ii) if HMS markets a product which competes with a Licensed Product in the Field of this Agreement;

      (iii) if HMS submits to STI any fraudulent or materially false reports or statements, including, but not limited to, claims for any refund, credit, rebate, incentive, allowance, discount, reimbursement, or other payment by STI; or

      (iv) if HMS declares or petitions for bankruptcy, is the subject of a bankruptcy petition filed against it, makes an assignment for the benefit of creditors or seeks similar relief under state law, or becomes insolvent.

13.3 Upon termination of this Agreement pursuant to this Section 13, (i) HMS shall cease to be licensed under the STI Patents and will not be authorized to distribute Licensed Products in the Field; provided, however, that (contingent upon compliance with this Agreement) HMS may sell, within a reasonable amount of time, all Licensed Product on hand, including Licensed Product which is seed, growing seed, lettuce, melon or growing lettuce or melon; (ii) all moneys owed by HMS to STI shall become immediately due and payable; (iii) all Confidential Information exchanged pursuant to this Agreement shall be returned immediately to the disclosing party; (iv) neither party to this Agreement shall be responsible to the other for any damages arising from the termination of this Agreement, including any claim for lost or anticipated profits, expenditures, reliance, or other damages.

14.   CHOICE OF LAW; CHOICE OF FORUM

      This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without reference to its choice of law principles. The state and federal courts in Southern District of New York shall have exclusive jurisdiction of any dispute arising under this Agreement.

15.   ENTIRE AGREEMENT; NO ORAL MODIFICATIONS; WAIVER

15.1 This Agreement contains the entire understanding and agreement between STI and HMS with respect to the subject matter hereof, and supersedes all prior oral or written understandings and agreements relating thereto. Neither party shall be bound by any conditions, definitions, warranties, understandings, or representations concerning the subject matter hereof except as are (i) provided in this Agreement, (ii) contained in any prior existing written agreement between the parties, or (iii) duly set forth on or after the Effective Date of this Agreement in a written instrument subscribed by an authorized representative of the party to be bound thereby.

15.2 No waiver by either party, whether express or implied, of any provision of this Agreement, or of any breach or default thereof, shall constitute a continuing waiver of such provision or of any other provision of this Agreement. Either party's acceptance of payments by the other under this Agreement shall not be deemed a waiver of any violation of or default under any of the provisions of this Agreement.

16.   RELATIONSHIP OF THE PARTIES

      Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent or employee of the other. Neither party shall take any action that purports to bind the other.

17.   SEVERABILITY

      If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

18.   CONSTRUCTION

      This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if those words or phrases were never included in this Agreement, and no implication or inference shall be drawn from the fact that the words or phrases were so stricken out or otherwise eliminated.

19.   HEADINGS

      The captions and paragraph headings appearing in this Agreement are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement or any of the provisions thereof.

20.   NOTICES

      All reports, approvals, requests, demands and notices required or permitted by this Agreement to be given to a party (hereafter "Notices") shall be in writing. Notices shall be hand delivered, sent by certified or registered mail, return receipt requested, or sent via a reputable private express service which requires the addressee to acknowledge receipt thereof. Notices may also be transmitted by fax, provided that a confirmation copy is also sent by one of the above methods. Except as otherwise provided in this Agreement, Notices shall be effective upon dispatch. Notices shall be sent to the party concerned as follows (or at such other address as a party may specify by notice to the other):

      As to STI:

            Senesco Technologies, Inc.
            303 George Street, Suite 420
            New Brunswick, NJ 08901
            Facsimile: (732) 296-9292
            Attn: Bruce C. Galton, President and Chief Executive Officer


      As to HMS:

            Harris Moran Seed Company
            555 Codoni Avenue
            Modesto, CA 95357
            Facsimile: (209) 548-9973
            Attn: Bruno Carette, President and Chief Operating Officer


21.   SURVIVAL OF TERMS

      The obligations set forth in Section 11 shall survive the termination of this Agreement.

22.   APPENDICES

            All Appendices referenced herein are hereby made a part of this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative as of the day and year first above written.


SENESCO TECHNOLOGIES, INC.                HARRIS MORAN SEED Company

By:    /s/Bruce C. Galton                 By:     /s/Bruno Carette
   ---------------------------------         -----------------------------

Title: President & CEO                    Title:  President & COO
      ------------------------------            --------------------------

                                   APPENDIX A

                                Field of License


Lettuce, defined as Lactuca sativa, including:

[**]


Melon, defined as Cucumis melo, including:

[**]

                                   APPENDIX B

LIPASE APPLICATIONS:

[**]
Title: "Plant Lipase Gene Exhibiting Senescence-induced Expression and A Method for Controlling Senescence in A Plant"
Filing Date:  June 26, 1998
[**]

[**]
Title: "DNA Encoding A Plant Lipase, Transgenic Plants and a Method for Controlling Senescence in Plants"
[**]
Filing Date: Feb. 16, 1999
[**]

          [**]
          Title: "DNA  Encoding A Plant Lipase,  Transgenic  Plants and a Method
                 for Controlling Senescence in Plants"
          Filing Date: Feb. 14, 2000
          [**]

                 [**]

[**]
Title: "DNA Encoding A Plant Lipase, Transgenic Plants and A Method for Controlling Senescence in Plants"
[**]
Filing Date: June 19, 2000
[**]

[**]
Title: "DNA Encoding A Plant Lipase, Transgenic Plants and A Method for Controlling Senescence in Plants"
[**]
Filing Date: July 5, 2000
[**]

          [**]
          Title: "DNA Encoding A Plant Lipase,  Transgenic  Plants and A  Method
                 for Controlling Senescence in Plants"
          Filing Date:  June 19, 2001
          [**]

DHS APPLICATIONS:

[**]
Title: "DNA Encoding A Plant Deoxyhpusine Synthase Transgenic Plants and A Method for Controlling Cell Death in Plants"
Filing Date: July 6, 1999
[**]

[**]
Title: "DNA Encoding A Plant Deoxyhpusine Synthase, a Plant Eukaryotic Initiation Factor 5A, Transgenic Plants and a Method for Controlling Senescence Programmed Cell Death in Plants"
[**]
Filing Date: June 19, 2000
[**]

          [**]
          Title: "DNA Encoding A Plant Deoxyhpusine Synthase, a Plant Eukaryotic Initiation Factor 5A, Transgenic Plants and a
                    Method for Controlling Senescence Programmed Cell Death in Plants"
          Filing Date: July 6, 2000
          [**]

[**]
Title: "DNA Encoding A Plant Deoxyhpusine Synthase, a Plant Eukaryotic Initiation Factor 5A, Transgenic Plants and A Method For Controlling Senescence Programmed Cell Death in Plants"
[**]
Filing Date: November 29, 2000
[**]

                                   APPENDIX C

       HMS Lactuca sativa Patents and Plant Varity Protection Certificates

A/ Plant Variety Protection Certificates

[**]

B/ Utility Patents

[**]


       HMS Cucumis melo Patents and Plant Variety Protection Certificates

A/ Plant Variety Protection Certificates

[**]

B/ Utility Patents

[**]

                                   APPENDIX D

                               Senesco Technology
              Timelines and Technical Steps for License Benchmarks
                      Developed by Senesco and Harris Moran


Four Phases are defined.

Phase 1 - Proof of Concept

[**]

Contingency Tasks and Times (may overlap or add to the above time, or may not be necessary)

[**]

End Phase 1 - Proof of Concept

Phase 2 - Scaled Trials

[**]

End Phase 2 - Scaled Trials

Phase 3 - Technology Selection and Pre-commercial Staging

[**]

End Phase 3 - Technology Selection and Pre-commercial Staging

Phase 4 - Commercial Development and Preparation

[**]

End Phase 4 - Commercial Development and Preparation

                                   APPENDIX E

                          Annual Minimum Royalties Due

Annual Minimum Royalty patent amounts are as follows:

Year            Amount
----            ------

1               $[**]
2               $[**]
3               $[**]
4               $[**]
5               $[**]
6               $[**]
7               $[**]
8               $[**]
9               $[**]
10              $[**]